CERTIFICATION


Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Tax-Free Fund of Colorado, do hereby certify to such officer's knowledge, that:

The report on Form N-CSR of Tax-Free Fund of Colorado for the period ended December 31, 2007, (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tax-Free Fund of Colorado.


Dated:  March 10, 2008			/s/  Diana P. Herrmann
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					President and Trustee
					Tax-Free Fund of Colorado

Dated:  March 10, 2008			/s/  Joseph P. DiMaggio
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					Chief Financial Officer and
       					Treasurer
					Tax-Free Fund of Colorado



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tax-Free Fund of Colorado and will be retained by Tax-Free Fund of Colorado and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.